Exhibit 99.1

Contact:

Gretchen Hommrich

Director, Investor Relations

(615) 861-6000

ACADIA HEALTHCARE ANNOUNCES

DEFINITIVE AGREEMENT TO SELL U.K. OPERATIONS

FRANKLIN, Tenn. (December 30, 2020) – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) (“Acadia” or the “Company”) today announced that it has entered into a definitive agreement to sell its U.K. operations to Waterland Private Equity (“Waterland”) for a purchase price of approximately £1,078 million. The Company expects the sale to result in proceeds of approximately $1,350 million, net of transaction costs and the settlement of existing foreign currency hedging liabilities and based on the current GBP/USD exchange rate. The proposed transaction is expected to close in January 2021. The transaction includes the sale of the entirety of Acadia’s U.K. business operations, which are operated under the name of The Priory Group (the “Priory Business”).

Commenting on the announcement, Debbie Osteen, Chief Executive Officer of Acadia, stated, “We are pleased to announce that we have entered into a definitive agreement to sell the Priory Business to Waterland. Since announcing our decision to explore strategic alternatives with respect to the Priory Business, our primary objective has always been to complete a transaction that would maximize value for our stockholders. Following a comprehensive process, we believe we have achieved this objective. We intend to use the proceeds to pay down debt and for other corporate purposes. We believe we are well positioned to meet the strong demand for mental health and substance use treatment across the U.S. We will continue to focus on delivering the highest level of patient care and advancing our position as a leading behavioral healthcare facilities operator in the U.S.”

About Acadia

Acadia is a leading provider of behavioral healthcare services. As of September 30, 2020, Acadia operated a network of 582 behavioral healthcare facilities with approximately 18,300 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

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Acadia Healthcare Announces Definitive Agreement to Sell U.K. Operations

December 30, 2020

About Waterland

Waterland is an independent private equity investment group that supports entrepreneurs in realizing their growth ambitions. With substantial financial resources and committed industry expertise, Waterland enables its portfolio companies to achieve accelerated growth both organically and through acquisitions. Waterland has offices in the Netherlands (Bussum), Belgium (Antwerp), Germany (Munich and Hamburg), Poland (Warsaw), the UK (Manchester), Denmark (Copenhagen), Ireland (Dublin), Switzerland (Zurich) and France (Paris), and currently manages EUR 8 billion of investor commitments. Since its founding in 1999, Waterland has consistently achieved top-tier investment performance.

Forward-Looking Statements

Statement in this press release that relate to the Company’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “likely,” “could,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof, and may include statements regarding expected timing, purchase price, net proceeds, costs, effects, plans, objectives, expectations or consequences of entry into the Share Purchase Agreement (“SPA”), the completion of the sale under the SPA and the use of proceeds therefrom and statements about the expected benefits of the proposed sale and the impact of the proposed sale on the Company’s business, financial results, opportunities and future plans. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including uncertainties regarding the entry into, and the completion of the sale pursuant to, the SPA, the purchase price, the Company’s ability to achieve intended benefits of the sale, the expected costs of the transaction and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and the Company’s subsequent filings with the SEC. All forward-looking statements speak only as of the date hereof and are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results and events to vary materially from what is expressed in or indicated by the forward-looking statements. The Company assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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